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COMMERCE BANK, N.A.
1000 WALNUT, 4TH FLOOR                         SWIFT: CBKCUS44
P.O. BOX 419248, INTERNATIONAL DEPT            TELEX: 6715509
KANSAS CITY MO 64141-6248                      ANSW BK: COMBANKKCI KSC
                                               FAX: (816) 234-2799
                                               PHONE: (816) 234-2854

WC - RMA CORP.                                 Date: MAY 7, 1999
1000 WALNUT
KANSAS CITY, MO 64106

                                               Our Reference: SB96003317

                           Standby Letter of Credit
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Currency/Amount  USD 25,000,000.00
                 Up to USD TWENTY FIVE MILLION AND 00/100'S

Issue Date:      MAY 7, 1999
Expiry Date:     MAY 7, 2000
Expiry Place:    AT OUR COUNTERS
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Dear Sirs,

At the request of our customer, WHITMAN'S CANDIES, INC., 1000 WALNUT, KANSAS CITY, MO 64106, we hereby establish in your favor our Irrevocable Standby Letter of Credit available with ourselves by payment of your draft(s) drawn at sight on COMMERCE BANK, 1000 WALNUT, 4TH FLOOR, P.O. BOX 419248, INTERNATIONAL DEPT, KANSAS CITY MO 64141-6248, when accompanied by the following document(s):

Documents required:

1. ORIGINAL LETTER OF CREDIT

All drafts must be marked:  'Drawn under COMMERCE BANK, 1000 WALNUT, 4TH
FLOOR, P.O. BOX 419248, INTERNATIONAL DEPT, KANSAS CITY MO 64141-6248, Letter of Credit Number SB96003317', and indicate issue date of this letter of credit.

Partial drawings are permitted.

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This is an integral part of L/C No. SB96003317                      Page . . . 2
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This Credit expires on MAY 7, 2000. This Credit may be cancelled prior to the expiration date upon our receipt of written consent to cancel from the Beneficiary when accompanied by the original of the Letter of Credit.

1. Upon receipt of drafts in compliance with the terms and conditions of this Letter of Credit, payment will be made within two (2) business days.

Unless otherwise instructed by the Letter of Credit terms, all charges are for the applicant's account.

Documents must be sent directly to "COMMERCE BANK, 1000 WALNUT, 4TH FLOOR, P.O. BOX 419248, INTERNATIONAL DEPT, KANSAS CITY MO 64141-6248."

We hereby engage with you that all drafts drawn under and in strict compliance with the terms and conditions of this Letter of Credit will be duly honored upon presentation.

Unless otherwise stated herein this Standby Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500.

Unless otherwise stated herein, upon receipt of documents in compliance with the terms of this credit, COMMERCE BANK will remit payment per your instructions.



COMMERCE BANK, N.A.                           COMMERCE BANK, N.A.


 /s/ Margaret M. Novak                         /s/ Voytek B. Zmijewski
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 (authorized signature)                        (authorized signature)